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                    1st FRANKLIN FINANCIAL CORPORATION

                            INDEX TO EXHIBITS


Exhibit No.                                                     Page No.
----------                                                      -------
      19        Quarterly Report to Investors for the
                Nine Months Ended September 30, 1997 ..........     4

      27        Financial Data Schedule .......................    13
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